UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012 (September 18, 2012)

THE WET SEAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank

Foothill Ranch, CA 92610

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code: (949) 699-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to the Rights of Security Holders.

The Wet Seal, Inc. (the “Company”) has entered into the First Amendment (the “Rights Agreement Amendment”) to the Company’s existing Rights Agreement, dated as of August 21, 2012 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. The Rights Agreement Amendment accelerates the final expiration date of the Company’s preferred stock purchase rights (the “Rights”) from the close of business on June 30, 2013 to the close of business on September 19, 2012. Accordingly, the Rights Agreement expired on the close of business on September 19, 2012 and the Rights, which were previously distributed as of the close of business on September 4, 2012 to the holders of record of the Company’s Class A Common Stock, par value $0.10 per share, expired as of the close of business on September 19, 2012 and thereafter no person has any rights pursuant to the Rights Agreement or the Rights.

The foregoing summary of certain terms of the Rights Agreement Amendment does not purport to be complete and is subject to and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is attached as Exhibit 4.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On September 18, 2012, the Company appointed Ms. Kathy Bronstein and Mr. John Goodman (the “New Directors”) to fill newly created directorships, effective immediately. In connection with these appointments, the Company increased the authorized number of directors from six to eight members and after giving effect to such appointments, the board consists of seven directors and one vacancy.

As members of the board, Ms. Bronstein and Mr. Goodman will each receive an annual stipend of $65,000, which will be pro-rated for the balance of fiscal year 2012 (reflecting a pro-rated stipend of approximately $24,000). In addition, each of Ms. Bronstein and Mr. Goodman will receive a restricted stock grant having a cash value of $125,000, which shall be pro-rated for the balance of fiscal year 2012 (reflecting a pro-rated cash value of approximately $46,000). Based on the closing price of $3.10 of our Common Stock on September 18, 2012, each New Director will receive approximately 14,914 shares of our restricted stock. These shares are scheduled to vest on February 1, 2013 and are otherwise on the same terms as the grants made in February 2012 to the Company’s other directors.

Ms. Kathy Bronstein, age 61, has owned and operated KB Bronstein Consulting, based in Newport Coast, California since 2003 and has advised numerous large public and private retail businesses, including Charlotte Russe, a NASDAQ listed mall-based specialty retailer offering fashion-forward merchandise with a core emphasis on lifestyle trends of young women in their teens and twenties, Guess?, Inc., a NASDAQ listed junior and young contemporary specialty retailer and manufacturer, Brighton and Brighton Collectibles, a women’s accessory retailer and manufacturer, Seven For All Mankind Jeans, a premium denim and contemporary retailer and manufacturer, and Styles For Less, a junior specialty retailer and other wholesale junior brands. In addition, from 1985 to 1992, Ms. Bronstein served as an Executive Vice President of The Wet Seal, Inc. From 1992 to 2003, Ms. Bronstein served as the Chief Executive Officer and Vice Chairman of The Wet Seal, Inc., serving as a director of the Company from 1989 to 2003.

Mr. John D. Goodman, age 48, has more than 20 years of experience in the retail industry. From November 2009 until January 2012, Mr. Goodman served as Executive Vice President, Apparel and Home at Sears Holding Corporation. From November 2008 to October 2009, Mr. Goodman served as the Chief Executive Officer and a member of the board of directors of Charlotte Russe Holding, Inc., a NASDAQ listed mall-based specialty retailer offering fashion-forward merchandise with a core emphasis on the lifestyle trends of young women in their teens and twenties. From April 2008 to October 2008, Mr. Goodman served as President and Chief Executive Officer of Mervyn’s LLC department stores, a mall-based retailer offering family-focused fashions and home décor, which filed for Chapter 11 bankruptcy protection in July 2008. From 2005 to 2008, Mr. Goodman served as President and General Manager of the Dockers brand at Levi Strauss & Co. From 2003 to 2005, Mr. Goodman was the Senior Vice President and Chief Apparel Officer for Kmart Holding Corporation. Earlier in his career Mr. Goodman held various executive positions over 10 years at Gap, Inc. Mr. Goodman began his career in the Executive Training Program at Bloomingdale’s and earned a bachelor’s degree from the University of Maryland in 1986.

Director Compensation

On September 18, 2012, the Board reduced the annual total compensation payable to its non-employee directors by $25,000, effective commencing in fiscal year 2013. In addition, the additional cash retainer payable to the Chairman of the Board was reduced from $75,000 to $20,000, also effective commencing in fiscal year 2013.

The Board also approved revised compensation arrangements with Mr. Hal Kahn, Chairman of the Board and a member of the Office of the Chairman. Mr. Kahn will be paid $275,000 in cash for his services as a member of the Office of the Chairman for the three-month period commencing July 23, 2012, pro-rated for any partial period. In the event that Mr. Kahn’s service as a member of the Office of the Chairman continues after the foregoing three-month period, he shall receive additional compensation in the form of a special stock grant of 23,529 shares (representing an implied $4.25 per share price and a total value of $100,000), vesting on a pro rata basis during such period. The prior grant of 162,337 shares of restricted stock to Mr. Kahn on August 20, 2012 was rescinded and cancelled.

The Board also approved the rescission and cancelation of the restricted stock grants (each valued at $90,000) granted to each member of the Strategic Oversight Committee on August 20, 2012.

Item 8.01. Other Events.

On September 20, 2012, the Company issued a press release, a copy of which is filed as Exhibit 99.1 hereto.

An investor presentation, dated September 20, 2012, is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	First Amendment to the Rights Agreement, dated as of September 19, 2012, by and between The Wet Seal, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of The Wet Seal, Inc., dated September 20, 2012.

99.2	The Wet Seal, Inc. Investor Presentation, dated as of September 20, 2012 (incorporated by reference to The Wet Seal, Inc.’s Schedule 14A filed on September 20, 2012).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Wet Seal, Inc.

Dated: September 20, 2012	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Amendment to the Rights Agreement, dated as of September 19, 2012, by and between The Wet Seal, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press Release of The Wet Seal, Inc., dated September 20, 2012.

99.2	The Wet Seal, Inc. Investor Presentation, dated as of September 20, 2012 (incorporated by reference to The Wet Seal, Inc.’s Schedule 14A filed on September 20, 2012).